UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 28, 2004


                                Kirby Corporation
             (Exact name of registrant as specified in its charter)

                        Nevada                          74-1884980
            (State or other jurisdiction of         (I.R.S. Employer
             incorporation or organization)        Identification No.)

             55 Waugh Drive, Suite 1000                   77007
                     Houston, Texas                    (Zip Code)
            (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (713) 435-1000

Item 7.   Financial  Statements  and  Exhibits
          (c)  Exhibits:
               99.1  Press release dated July 28, 2004

Item 12.  Results  of  Operations  and  Financial  Condition

     On July 28, 2004, Kirby Corporation ("Kirby") issued a press release announcing earnings for the three months and six months ended June 30, 2004. A copy of the press release is attached as Exhibit 99.1 to this report.

     EBITDA, a non-GAAP financial measure, is used in the press release. Kirby defines EBITDA as net earnings before interest expense, taxes on income, depreciation and amortization. Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA. EBITDA is presented because of its wide acceptance as a financial indicator. EBITDA is one of the performance measures used in Kirby's incentive bonus plan. EBITDA is also used by rating agencies in determining Kirby's credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies. A quantitative reconciliation of EBITDA to GAAP net earnings for the 2004 and 2003 second quarters and first six months is included in the press release.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      KIRBY  CORPORATION
                                      (Registrant)

                                      By:      /s/  NORMAN  W.  NOLEN
                                             -----------------------------------
                                                    Norman W. Nolen
                                             Executive Vice President, Treasurer
                                                and Chief Financial Officer

Dated:  July 29, 2004


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                                  EXHIBIT INDEX



Exhibit 99.1   Press release dated July 28, 2004


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